SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

March 24, 2010

Date of Report (Date of earliest event reported)

EDGAR Online, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-32194	06-1447017
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

50 Washington Street, Norwalk, Connecticut 06854

(Address of principal executive offices) (Zip Code)

(203) 852-5666

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangement of Certain Officers.

Appointment of Chief Operations Officer

On March 24, 2010, Ms. Diana Bourke was appointed Chief Operations Officer of EDGAR Online, Inc. (the “Company”). She is expected to join the Company full time on April 5, 2010. Prior to this appointment, Ms. Bourke, who is 56 years old, was President and Chief Executive Officer of Inveshare Inc., formerly known as Swingvote Inc. Prior to joining Inveshare Inc., Ms. Bourke was the Executive Vice President and General Manager of Voting and Transaction Processing Services for Institutional Shareholder Services (“ISS”) from 2004 to 2007. Before joining ISS in 2004, Ms. Bourke had over 25 years business experience with a focus on technology and operations in a variety of industries. Ms. Bourke is currently a Member of the Board of Trustees of Trudeau Institute, a research institute specializing in basic research regarding the human immune system with a special focus on tuberculosis, located in Saranac Lake, New York.

Ms. Bourke shall receive an annual base salary of $250,000, which shall be prorated for the remainder of 2010. She is eligible to receive annual incentive compensation of $65,000 for on target performance in 2010, and will thereafter be eligible for annual incentive compensation in accordance with the Company’s practices for other senior executives.

In addition, at the next meeting of the Company’s Board of Directors, the Board will consider granting Ms. Bourke an option to purchase 260,000 shares of common stock of the Company (the “Common Stock”) with an exercise price equal to the last reported sale price of the Common Stock on the NASDAQ Capital Market on the date of grant. These options are to become exercisable in equal annual installments over the three-year period commencing on the first anniversary of the date of grant. Ms. Bourke will also be eligible for other benefits in accordance with the Company’s practices for senior executives.

There is no family relationship between Ms. Bourke and any other executive officer or director of the Company, and there is no arrangement or understanding under which she was appointed. There are no transactions to which the Company or any of its subsidiaries is a party and in which Ms. Bourke has a material interest subject to disclosure under Item 404(a) of Regulation S-K.

A copy of the press release announcing Ms. Bourke’s appointment is attached as Exhibit 99.1 hereto.

Item 9.01 Financial Statements and Exhibits.

(c)	Exhibits

Exhibit No.	Description
99.1	Press Release, dated March 24, 2010, of the Registrant

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 24, 2010	EDGAR ONLINE, INC.

/s/ Philip D. Moyer
Philip D. Moyer
Chief Executive Officer and President

EDGAR® is a federally registered trademark of the U. S. Securities and Exchange Commission. EDGAR Online is not affiliated with or approved by the U.S. Securities and Exchange Commission.

EXHIBIT INDEX

Exhibit Number	Exhibit Title
99.1	Press Release, dated March 24, 2010, of the Registrant